Exhibit 99.01

KANA SOFTWARE, INC.
UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS

          The following unaudited pro forma combined statement of operations has been prepared to give effect to the merger of Kana and Broadbase using the purchase method of accounting. For purposes of the pro forma data, Kana’s consolidated statement of operations for the nine months ended September 30, 2001 has been combined with Broadbase’s consolidated statement of operations for the period from January 1, 2001 to June 29, 2001 (merger date), as if the merger had occurred on January 1, 2001.

          The unaudited pro forma combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the results of operations that would have actually been reported had the merger occurred as of the beginning of the period, nor is it necessarily indicative of the future results of operations. The unaudited pro forma combined financial statement includes adjustments, which are based upon preliminary estimates, to reflect the allocation of purchase consideration to the acquired assets and liabilities of Broadbase. These estimates are subject to change.

          This unaudited pro forma combined statement of operations is based upon the respective historical consolidated financial statements of Kana and Broadbase and should be read in conjunction with the historical consolidated financial statements of Kana and Broadbase and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the reports and other information Kana and Broadbase have on file with the Securities and Exchange Commission.

KANA SOFTWARE, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2001
(In thousands, except per share data)

			Pro Forma
	Kana	Broadbase	Adjustments		Combined
Revenues:
License	$ 24,335	$ 16,112	$ -		$ 40,447
Service	37,705	10,365	-		48,070

Total revenues	62,040	26,477	-		88,517

Cost of revenues:
License	1,789	1,546			3,335
Service	43,047	11,251	(218)	(a)	54,080
Amortization of acquired core and developed technology	-	3,240	(3,240)	(b)	-

Total cost of revenues	44,836	16,037	(3,458)		57,415

Gross profit (loss)	17,204	10,440	3,458		31,102

Operating expenses:
Sales and marketing	59,528	23,365	(583)	(a)	82,310
Research and development	29,458	13,255	(1,009)	(a)	41,704
General and administrative	18,091	8,989	(1,959)	(a)	25,121
Amortization of goodwill and identifiable intangibles	114,133	57,833	(59,407)	(b)	112,559
Amortization of stock-based compensation	10,539	14,403	5,722	(c)	30,664
Restructuring costs	86,338	3,947			90,285
Merger and transition related costs	11,517	16,962			28,479
Goodwill impairment	603,446	958,219			1,561,665

Total operating expenses	933,050	1,096,973	(57,236)		1,972,787

Operating loss	(915,846)	(1,086,533)	60,694		(1,941,685)
Other income, net	908	3,659	-		4,567

Loss from continuing operations	(914,938)	(1,082,874)	60,694		(1,937,118)
Discontinued operation:
Loss from operations of discontinued operation	(125)	-	-		(125)
Loss on disposal, including provision of $1.1 million
for operating losses during phase-out period	(3,667)	-	-		(3,667)

Net loss	$ (918,730)	$ (1,082,874)	$ 60,694		$ (1,940,910)

Basic and diluted loss per share:
Loss from continuing operations	$ (75.53)	$(132.20)			$(108.26)
Loss from discontinued operations	$ (0.31)	$ -			$ (0.21)
Net loss	$ (75.84)	$(132.20)			$(108.47)
Shares used in computing basic and diluted
net loss per share	12,114	8,191			17,893

The accompanying notes are an integral part of this unaudited pro forma combined financial statement.

KANA SOFTWARE, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED
STATEMENT OF OPERATIONS

1. BASIS OF PRO FORMA PRESENTATION

          On June 29, 2001, Kana Software, Inc. (“Kana”) finalized the acquisition of Broadbase. Prior to adjustment described in note 4, in connection with the merger, each share of Broadbase common stock outstanding immediately prior to the consummation of the merger was converted into 1.05 shares of Kana common stock (the “Exchange Ratio”) and Kana assumed Broadbase’s outstanding stock options and warrants based on the Exchange Ratio, issuing approximately 86.7 million shares of Kana common stock and assuming options and warrants to acquire approximately 26.6 million shares of Kana common stock. The transaction was accounted for using the purchase method of accounting.

          The unaudited pro forma combined statement of operations for the nine-months ended September 30, 2001 presents the effect of the merger of Kana and Broadbase as if the merger had occurred on January 1, 2001. No separate unaudited pro forma combined balance sheet as of September 30, 2001 is presented as the merger of Kana and Broadbase was consummated on June 29, 2001 and the merger is already reflected in the historical balance sheet of Kana as of the same date. This pro forma combined statement of operations does not reflect the adoption of SFAS No. 141, Business Combinations, or SFAS No. 142, Goodwill and Other Intangible Assets, which were issued in July 2001 by the Financial Accounting Standards Board. The adoption of SFAS No. 142, would have primarily resulted in the immediate recognition of negative goodwill, recorded in this merger, as an extraordinary gain.

2. PRELIMINARY PURCHASE PRICE

          The estimated purchase price was approximately $101.4 million, measured as the average fair market value of Kana’s outstanding common stock from April 5 to April 11, 2001, two trading days before and after the merger agreement was announced plus the Black-Scholes calculated value of the options and warrants of Broadbase to be issued by Kana in the merger, and other costs directly related to the merger as follows (in thousands):

Fair market value of common stock	$ 81,478
Fair market value of options and warrants assumed	12,586
Acquisition-related costs	7,308

Total	$ 101,372

          The preliminary allocation of the purchase price to assets acquired and liabilities assumed, which is subject to change based upon Kana’s final analysis, is as follows (in thousands):

Tangible assets acquired	$ 125,144
Deferred compensation	15,485
Liabilities assumed	(37,111)
Deferred credit - negative goodwill	(2,146)

Net assets acquired	$ 101,372

          Deferred compensation acquired in connection with the merger will be amortized over the remaining vesting period of the options issued by Kana. Negative goodwill will be amortized based upon its estimated useful life of three years. Upon Kana's adoption of SFAS No. 142 on January 1, 2002, amortization of negative goodwill will cease and any remaining unamortized negative goodwill will be recognized as the effect of a change in accounting principle.

3. PRO FORMA ADJUSTMENTS

Statement of Operations

          The accompanying unaudited pro forma combined statements of operations has been prepared as if the merger of Kana and Broadbase was completed on January 1, 2001 and reflects the following pro forma adjustments:

(a)	To eliminate depreciation expense of Broadbase for the period from January 1, 2001 through June 29, 2001, due to the reduction of the carrying amount of Broadbase’s property and equipment to $0 due to the fair value of the Broadbase acquired assets exceeding the purchase price resulting in a deferred credit-negative goodwill.

(b)	To eliminate amortization of Broadbase historical goodwill and other purchased intangible assets and to record the amortization of deferred credit-negative goodwill resulting from the merger of Kana and Broadbase on a straight-line basis over a three-year period.

(c)	To record amortization of deferred stock-based compensation resulting from the merger of Kana and Broadbase.

4. SUBSEQUENT EVENT

In October 2001, the Board of Directors approved a resolution authorizing a one for ten reverse stock split. At a stockholders’ meeting held on December 11, 2001, the stockholders voted to approve this resolution. The reverse split was effected on December 13, 2001 and all share and per share amounts contained in this 8-K have been adjusted to give effect to this reverse stock split unless otherwise indicated.